Exhibit 10.2
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of April 26, 2000 by and among PREMIERSCHOOL.COM, INC., a Delaware corporation (the “Company”), KNOWLEDGE UNIVERSE LEARNING, INC., a Delaware corporation (“KULI”), and RONALD J. PACKARD (“Packard”).
RECITALS
     Concurrently with the execution of this Agreement, Packard has purchased 1,500,000 shares of Class A Common Stock of the Company from KULI and the parties desire to enter into this Agreement for the purpose of regulating certain aspects of their relationships with regard to each other.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:
ARTICLE I.
DEFINITIONS
     As used herein, the following terms have the following meanings:
     1.1 Affiliate. The term “Affiliate” means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, that Person. The term “control” (including as used in the terms “controlling,” “controlled by,” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     1.2 Board. The term “Board” means the Board of Directors of the Company.
     1.3 Class A Common Stock. The term “Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.
     1.4 Class B Common Stock. The term “Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

     1.5 Common Stock. The term “Common Stock” means common stock of the Company, par value $0.0001 per share, including the Class A Common Stock and/or the Class B Common Stock.
     1.6 IPO. The term “IPO” means the first underwritten public offering of Common Stock under the Securities Act that results in shares of Common Stock trading on a national securities exchange or the NASDAQ National Market System.
     1.7 Permitted Transfer. The term “Permitted Transfer” means a transfer of Shares (a) to the spouse or children of Packard, or (b) to a trust for the benefit of Packard and/or a member or members of Packard’s immediate family, or (c) pursuant to the will of Packard or the laws of descent and distribution, or (d) to KULI or an Affiliate of KULI, or (e) to any other Person with the prior written consent of KULI, which such consent KULI may withhold in its sole and absolute discretion; provided, however, that a transfer shall not constitute a Permitted Transfer unless (i) the transferee agrees to be bound by all of the obligations under this Agreement in the same manner as Packard and the transferee executes and delivers to the Company a written agreement to such effect in form and substance satisfactory to the Company, and (ii) the transfer is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and the Company receives an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) or other evidence acceptable to the Company confirming that such transfer is so exempt and otherwise does not violate federal or state securities laws.
     1.8 Person. The term “Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
     1.9 Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.
     1.10 Shares. The term “Shares” means shares of Common Stock, and securities convertible into, or exercisable or exchangeable for shares of Common Stock.
     1.11 Transfer. The term “Transfer” means a voluntary or involuntary, direct or indirect, sale, transfer, assignment, hypothecation, pledge or alienation of any Shares, or any right or interest therein, whether by operation of law or otherwise.

ARTICLE II.
RIGHT OF REFUSAL
     2.1 General Restrictions on Transfer. Packard shall not allow any Transfer of his Shares to be consummated, except (a) a Permitted Transfer, (b) a Transfer pursuant Article III or IV hereof, or (c) a sale of Shares in compliance the provisions of Section 2.3 through 2.4 below.
     2.2 Notice. Prior to consummating any sale of Shares that is outside the scope of Section 2.1 (a) and Section 2.1(b) above, Packard shall give KULI and the Company written notice (the “Notice”) of such proposed sale, which Notice shall offer to sell first to KULI and then to the Company the number of Shares proposed to be sold by Packard (the “Offered Shares”) at the same price per share and upon the same terms and conditions as Packard has received in a bona fide offer to purchase such Shares from an unrelated third party (the “Proposed Purchaser”). The Notice shall set forth: (i) the name and address of the Proposed Purchaser, (ii) the amount and form of consideration and terms and conditions of payment to be made by such Proposed Purchaser, and (iii) that the Proposed Purchaser has been informed of the right of first refusal provided for in this Article II and has agreed to act in accordance with the terms hereof. Anything contained herein to the contrary notwithstanding, in the event the proposed consideration for the purchase of the Offered Shares involves a form other than cash, KULI or the Company may substitute for such non-cash consideration an equivalent amount of cash as determined by the Board.
     2.3 Option to Purchase. KULI shall have the option, for a period of fifteen (15) business days following receipt of the Notice, to acquire all (but not less than all) of the Offered Shares at the same price per share and upon the same terms and conditions as specified in the Notice. Such option shall be exercised by delivery of written notice of the exercise of the option to Packard. In the event that KULI does not exercise such option to acquire all of the Offered Shares within such fifteen (15) business day period, then the Company shall have the right for a period of five (5) business days after the expiration of the fifteen (15) business day period to acquire all (but not less than all) of the Offered Shares at the same price per share and upon the same terms and conditions as specified in the Notice. Such option shall be exercised by delivery of written notice of the exercise of the option to Packard. In the event that KULI and the Company do not exercise the options described above within the periods described above (or exercise the option but fail to close as provided in Section 2.4), then Packard shall have the right for a period of 60 days after the expiration of the five (5) business day period described above or such failure to close (or, if sooner, after written waiver by KULI and the Company of their options to purchase), to sell to the Proposed Purchaser the Offered Shares but only at the same price per share and upon the same terms and conditions as set forth in the Notice; provided, however, that as a condition to the transfer of the Offered Shares to the Proposed Purchaser (a) the transfer must be exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and the Company shall receive an opinion of counsel reasonably acceptable to the Company that such transfer is so exempt and otherwise does not violate federal or state securities laws, and (b) such Proposed Purchaser agrees to be bound by all of the obligations under this Agreement in the same manner as Packard and such Proposed Purchaser executes and delivers to the Company a written agreement to such effect in form and substance satisfactory to the Company. Any Shares that continue to be held by Packard after such 60-day period shall remain subject to the restriction on transfer contained in Section 2.1 hereof.
     2.4 Closing. In the event that KULI or the Company elect to acquire the Offered Shares from Packard pursuant to this Article II, the closing of such acquisition shall take place within ten (10) business days after the notice of such election. At the closing, Packard shall deliver to KULI or the Company, as applicable, the certificates representing the Offered Shares (duly endorsed for transfer and free and clear of all liens, claims and encumbrances) against delivery by KULI or the Company of the consideration for the Shares being acquired in immediately available funds to the extent such consideration is payable in cash.
     2.5 Company Effecting Transfers. The Company agrees not to effect any Transfer of Shares by Packard until it has received evidence reasonably satisfactory to it that this Article II has been complied with. Any attempt to consummate a Transfer in violation of this Article II shall constitute a material breach of this Agreement and shall be null and void and of no force or effect.
ARTICLE III.
DRAG-ALONG RIGHTS
     In the event that KULI proposes to Transfer all of the shares of Common Stock owned by KULI to any Person(s) (a “Drag-Along Transferee”) other than an Affiliate of KULI, KULI shall have the right to require Packard to Transfer to the Drag-Along Transferee all of the Shares owned by Packard on the same terms and conditions that KULI is transferring its Shares (the “Drag-Along Right”). To exercise the Drag-Along Right, KULI shall give Packard written notice setting forth: (x) the amount of consideration and the other terms and conditions offered by the Drag-Along Transferee, and (y) the date, location and other provisions with respect to the closing of the transaction (the “Drag-Along Closing”). At the Drag-Along Closing, Packard shall deliver to the Drag-Along Transferee the certificates representing all of his Shares (duly endorsed for transfer and free and clear of any and all liens, claims and encumbrances) against delivery of the consideration for such Shares.
ARTICLE IV.
TAG-ALONG RIGHTS
     4.1 General. In the event that KULI proposes to sell any of the shares of Common Stock owned by KULI to any Person(s) (a “Tag-Along Transferee”) other than an Affiliate of

KULI, Packard shall have the right to require the Tag-Along Transferee to purchase from Packard that number of shares of Common Stock owned by Packard equal to the total number of shares of Common Stock owned by Packard multiplied by a fraction the numerator of which is the number of shares of Common Stock to be sold by KULI and the denominator of which is the total number of shares of Common Stock owned by KULI (“Tag-Along Right”). All shares of Common Stock purchased from Packard pursuant to this Section 4.1 shall be paid for at the same price per share and on the same terms and conditions that KULI is selling its shares.
     4.2 Notice. KULI shall give Packard a written notice (the “KULI Tag-Along Notice”) in connection with any sale that is subject to Section 4.1 setting forth: (i) the number of shares of Common Stock proposed to be sold by KULI, and (ii) the proposed amount and form of consideration and terms and conditions of payment to be made by such proposed purchaser.
     4.3 Exercise of Tag-Along Right. The Tag-Along Right shall be exercised by Packard by giving written notice to KULI (the “Tag-Along Notice”) within 15 days following his receipt of the Tag-Along Notice. If the total number of shares of Common Stock proposed to be sold to the Tag-Along Transferee by KULI and Packard exceeds the number of shares of Common Stock that the Tag-Along Transferee is willing to purchase, the number of shares of Common Stock to be sold by KULI and Packard shall be reduced pro rata based on the total number of shares of Common Stock offered for sale by KULI and Packard. If no Tag-Along Notice is received by KULI during the 15-day period referred to above, KULI shall have the right to transfer to the Tag-Along Transferee the shares of Common Stock proposed to be sold on terms and conditions no more favorable to KULI than those stated in the related KULI Tag-Along Notice.
ARTICLE V.
IRREVOCABLE PROXY
     Packard hereby constitutes and appoints KULI and its successors and assigns as Packard’s true and lawful proxy and attorney-in-fact to vote and/or give written consents with respect to any and all Shares now or hereafter owned by Packard and/or standing in the name of Packard on the books and records of the Company or with respect to which Packard otherwise may be entitled to vote at any and all annual or special meetings of stockholders of the Company or by written consent. The foregoing proxy is coupled with an interest and is irrevocable. The foregoing proxy shall terminate at such time as William J. Bennett agrees to include Packard in the list of individuals named in the definition of “Change in Control” in Section 3.8 of William J. Bennett’s February 20, 2000 Employment Agreement with the Company.

ARTICLE VI.
MISCELLANEOUS
     6.1 Termination. This Agreement shall terminate and no longer be effective as of the closing of an IPO.
     6.2 Legend. In addition to any legends required by federal or state securities laws, the certificates representing the Shares shall bear the following legend:
“The securities represented by this certificate are subject to certain restrictions on transfer and other provisions set forth in a Stockholders Agreement dated as of April 26, 2000. A copy of such Agreement may be obtained from the Company upon request.”
     Packard agrees that absent (i) an effective registration statement under the Securities Act and qualification under applicable state securities laws or (ii) compliance with Rule 144 under the Securities Act, Packard will not effect any Transfer of Shares unless such Transfer is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws. Upon the Company’s request, Packard shall provide the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) or other evidence acceptable to the Company confirming that such disposition is exempt from all registration and qualification requirements of the Securities Act and applicable state securities laws and otherwise does not violate federal or state securities laws.
     6.3 Transferees: Additional Restrictions on Transfer. Each transferee (other than KULI, an Affiliate thereof or the Company) of Shares from Packard or a subsequent transferee shall take such Shares subject to the same restrictions that existed in the hands of the transferor. Unless the Company and KULI otherwise consent in writing in their sole and absolute discretion, no transferee of Shares from Packard or a subsequent transferee, other than a transferee receiving Shares in a Permitted Transfer, shall be entitled to the benefits provided to Packard hereunder, including, without limitation, the Tag-Along Rights provided in Article IV hereof.
     6.4 Specific Performance, Etc. In addition to being entitled to exercise all rights provided herein, in the Company’s Certificate of Incorporation or granted by law, including recovery of damages, each party to this Agreement will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     6.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; upon confirmation of transmission if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. If notice is given in multiple fashions, the date of first effective notice shall control. In each case notice shall be sent to:
If to the Company, addressed to:
PremierSchool.com, Inc.
844 Moraga Drive
Los Angeles, California 90049
Fax:(310)440-3690
Attention: Board of Directors
With a copy (not itself constituting notice) to:
Maron & Sandier
844 Moraga Drive
Los Angeles, California 90049
Fax: (310)440-3690
Attention: David S. Kyman, Esq.
If to KULI, addressed to:
Knowledge Universe Learning, Inc.
844 Moraga Drive
Los Angeles, California 90049
Fax:(310)440-3690
Attention: Chief Executive Officer
With a copy (not itself constituting notice) to:
Maron & Sandier
844 Moraga Drive
Los Angeles, California 90049
Fax: (310)440-3690
Attention: David S. Kyman, Esq.
If to Packard, addressed to:
Ronald J. Packard
844 Moraga Drive
Los Angeles, California 90049
Fax: (310)440-3679

or to such other place and with such other copies as any party may designate by written notice to the others.
     6.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto relating to the subject matter hereof. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company, KULI and Packard. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
     6.7 Further Assurances. Upon the terms and subject to the conditions contained herein, each party to this Agreement agrees to cooperate with each other party and to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the transactions contemplated by this Agreement.
     6.8 Recapitalizations, Exchange, Etc. Affecting the Company’s Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities of the Company or any other entity that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
     6.9 Arbitration: Governing Law. This Agreement has been made and executed under, and will be construed and interpreted in accordance with, the internal laws of the State of California, without regard to principles of conflict of laws. Any dispute, controversy or claim arising out of this Agreement or the performance, breach or termination thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be in Los Angeles, California. The arbitration shall be conducted by a neutral arbitrator appointed by the American Arbitration Association. The arbitrator shall be entitled to award any appropriate remedy including, but not limited to, monetary damages, specific performance, and all other forms of legal and equitable relief; provided, however, that the arbitrator shall not be entitled to award punitive damages. Judgment upon the award rendered may be entered in any court having jurisdiction. The prevailing party shall be entitled to be awarded all costs of arbitration including, but not limited to, attorneys’ fees. The arbitrator shall be charged with determining the prevailing party. To the extent practicable, all information resulting from or otherwise pertaining to any dispute shall be nonpublic and handled by the parties and their respective agents in such a way as to prevent the public disclosure of such information. Notwithstanding the foregoing, either party shall have the right to seek and obtain court ordered specific performance, injunctive and other equitable remedies in connection with any actual or threatened breach of this Agreement.
     6.10 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6.11 Headings. The headings of the Article and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     6.12 Interpretation of Agreement. Each of the parties has had the opportunity to be represented by counsel in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be construed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.
     6.13 Provisions Severable. Every provision of this Agreement is intended to be severable from every other provision of this Agreement. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, such provision shall be deemed to be reformed to the minimum extent necessary so that such provision as reformed may and shall be legally enforceable. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, and cannot be reformed and made enforceable as provided in the immediately preceding sentence, the remaining provisions will remain in full force and effect.
     6.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.
     IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the day and year first written above.

“Company” PREMIERSCHOOL.COM, INC., a Delaware corporation
By:	/s/ David S. Kyman
David S. Kyman, Secretary

“KULI” KNOWLEDGE UNIVERSE LEARNING, INC., a Delaware corporation
By:	/s/ ILLEGIBLE
ILLEGIBLE

“Packard”
/s/ Ronald J. Packard
Ronald J. Packard